UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

Bluerock Enhanced Multifamily Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our recent joint venture investment in Enders Place. All figures provided below are approximate.

On October 2, 2012, through a wholly-owned subsidiary of our operating partnership, we completed an investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund III, LLC (“BEMT Co-Investor”), which is an affiliate of our sponsor, and Waypoint Enders Investors, LP (“Waypoint”) and Waypoint Enders GP, LLC (“Waypoint GP”), both unaffiliated entities, to acquire 198 units of a 220-unit multifamily housing community commonly known as “Enders Place” located at 4248 New Broad Street, Orlando, Florida 32814 (the “Enders Property”), from Enders Holdings, LLC, an unaffiliated entity (the “Seller”). The Enders Property is owned by Waypoint Enders Owner, LLC, a Delaware limited liability company (the “Enders JV Entity”). The material features of the investment in the joint venture, the property acquisition and the acquired property are described below. The related financings are described under Item 2.03.

Enders Member JV Entity

The Company invested $4,716,846 to acquire a 95% equity interest in BR Enders Managing Member, LLC (the “Enders Member JV Entity”) through a wholly-owned subsidiary of the Company’s operating partnership, BEMT Enders, LLC (“BEMT Enders”). BEMT Co-Investor invested $258,762 to acquire the remaining 5% interest in the Enders Member JV Entity.

BEMT Co-Investor is the manager of the Enders Member JV Entity. Under the terms of the operating agreement of the Enders Member JV Entity, major decisions with respect to the joint venture are made by the majority vote of an appointed management committee, which is controlled by BEMT Enders. These major decisions include: (i) a merger or sale of all assets; (ii) admission or removal of members and additional equity issuances; (iii) liquidation, dissolution or termination; (iv) employing individuals; (v) incurring liabilities in excess of $25,000; (vi) expenses or distributions in excess of $25,000; (vii) entering into material agreements; (viii) acquiring other real property; (ix) appointing or removing representatives of the Enders Member JV Entity on the management committee of Waypoint Bluerock Enders JV, LLC (the “Waypoint Enders Entity”); and (x) the amount and timing of additional capital contributions. If the Company and BEMT Co-Investor are not able to agree on a major decision or at any time after October 2, 2015, any party may initiate a buy-sell proceeding. Additionally, any time after October 2, 2015, any party may initiate a proceeding to force the sale to a third party of the Enders Member JV Entity’s interest in the Waypoint Enders Entity, which is the managing member of the Enders JV Entity, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Enders Member JV Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Distributions from the Enders Member JV Entity to BEMT Enders and BEMT Co-Investor will be made on a pari passu basis in accordance with the member’s ownership percentages.

Waypoint Enders Entity

The Enders Member JV Entity contributed all of its capital to acquire a 99.9% equity interest in the Waypoint Enders Entity, of which it is the managing member. Waypoint GP, which is the general partner of Waypoint, owns the remaining 0.1% interest in the Waypoint Enders Entity.

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Under the terms of the operating agreement of the Waypoint Enders Entity, major decisions with respect to the joint venture or the Enders Property are made by the majority vote of an appointed management committee, which is controlled by the Enders Member JV Entity. These major decisions include: (i) hiring or terminating any property manager or asset manager, subject to Enders Member JV Entity’s termination of a property manager for cause; (ii) approval of operating budgets beginning with the 2014 calendar year and capital budgets beginning with the 2015 calendar year; (iii) a merger or sale of the Waypoint Enders Entity or its assets; (iv) refinancing or encumbering the Enders Property; (v) selling the Enders Property after October 2, 2013 or individual condominium units at the Enders Property after October 2, 2014; (vi) acquiring other real property; (vii) taking any material action with respect to the condominium or owner’s association affecting the Enders Property, including voting as a member of the condominium or association board or collapsing the condominium; (viii) filing or consenting to bankruptcy; and (ix) making additional capital calls after October 2, 2013, other than certain pre-approved and protective capital calls, among others (“JV Major Decisions”).

Further, the Waypoint Enders Entity members have agreed that the following actions may not be taken without the prior written consent of the other member: (i) admission, withdrawal or removal of a member or transfer of an interest in a member resulting in a change of control, unless the member remains indirectly controlled by the member’s sponsor; (ii) issuing equity to a third party; (iii) a liquidation, dissolution or termination; (iv) any additional capital call up to October 2, 2014; (v) the sale of the Enders Property prior to October 2, 2013 or individual condominium units prior to October 2, 2014; or (vi) material increases from the approved annual operating budget or material changes in the nature thereof (“JV Prohibited Actions”).

To the extent that the Enders Member JV Entity and Waypoint GP (a) are not able to agree on a JV Major Decision other than a refinancing event after October 2, 2013, or (b) are not able to agree on a JV Major Decision involving a refinancing event after October 2, 2014, either party may initiate a buy-sell proceeding. Any exercise of the buy-sell by a member will also trigger a buy-sell proceeding by that member’s affiliate at the Enders JV Entity. Prior to these lockout periods, no action may be taken on any JV Major Decision on which the members do not unanimously agree. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, to the Enders Member JV Entity in an amount equal to any special management incentive fee allocation distributed to the Waypoint Enders Entity from the Enders JV Entity, as described below; (ii) second, to the members until they have received a return of 18% per annum, compounded quarterly, on any capital contributed by the members and used by the Waypoint Enders Entity to advance a loan to Waypoint if it fails to make a required capital contribution to the Enders JV Entity (“priority capital”); (iii) third, to return undistributed priority capital to the advancing members; (iv) fourth, to the members until they have received a preferred return equal to the greater of (a) 10% per annum, compounded quarterly or (b) a member’s total capital contributions multiplied by 1.3; (v) fifth, to return undistributed capital to the respective members; and (vi) the balance, if any, 80% to the members in accordance with their ownership percentages and 20% to Waypoint GP.

Enders JV Entity

The Waypoint Enders Entity is the managing member of the Enders JV Entity, which is a special-purpose entity that holds title to the Enders Property. Under the terms of the operating agreement of the Enders JV Entity, JV Major Decisions are made by the majority vote of an appointed management committee, which is controlled by the Waypoint Enders Entity. The members have also agreed that Prohibited Actions may not be taken without the prior written consent of the other member.

To the extent that the Waypoint Enders Entity and Waypoint (a) are not able to agree on a JV Major Decision other than a refinancing event after October 2, 2013, or (b) are not able to agree on a JV Major Decision involving a refinancing event after October 2, 2014, either party may initiate a buy-sell proceeding. Any exercise of the buy-sell by a member will also trigger a buy-sell proceeding by that member’s affiliate at the Waypoint Enders Entity. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

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Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, to the Waypoint Enders Entity in an amount equal to any special management incentive fee allocation as described below; and (iv) second, to the members pari passu in accordance with their ownership percentages. However, if a member fails to contribute required capital to the Enders JV Entity, the other member has the right to make a loan to that defaulting member at a rate of 18% per annum, compounded quarterly, with any principal and interest being paid to the non-defaulting member from the defaulting member’s distributions until repaid in full.

Indirect Ownership Interests in Enders Property

As a result of the structure described above, we hold a 48.4% indirect equity interest, BEMT Co-Investor holds a 2.5% indirect equity interest, and Waypoint Enders GP holds a .051% indirect equity interest in the Enders Property (50.951% in the aggregate), and Waypoint holds the remaining 49.049% direct equity interest.

Our equity capital investment in the joint venture was funded with the proceeds of a working capital line of credit advance from BEMT Co-Investor and Bluerock Special Opportunity + Income Fund II, LLC (“BEMT Co-Investor II”), an affiliate of our advisor, to the Company, the terms of which are described below under Item 2.03.

The Enders Property

The aggregate purchase price for the Enders Property was $25.1 million, plus closing costs. The acquisition was funded with $9,188,000 of gross equity from the Enders JV Entity, and a $17.5 million senior mortgage loan. The terms of the senior mortgage loan are described below under Item 2.03. The purchase price for the transaction was determined through negotiations between the Seller and Waypoint Residential, LLC, and its affiliates. Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction. In evaluating the Enders Property as a potential investment and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, the community features and amenities, location, environmental issues, demographics, price per unit and occupancy.

The Enders Property is located in Orlando, Florida and is part of a community development known as “Baldwin Park”. The property, built in 2003, is comprised of 220 units, featuring studio, one-, two-, three-, and four-bedroom layouts. The Enders Property contains approximately 234,600 rentable square feet and the average unit size is 1,185 square feet. As of September 21, 2012, the Enders Property had an average rent of $1,400 per unit and was 94% occupied. The community has access to all Baldwin Park amenities, including pools, fitness centers, community gathering rooms and playgrounds. The Enders Entity JV owns 198 units of the 220 units.

The Enders Property is subject to two separate condominium associations, the Enders Place at Baldwin Park Condominium Association, which is specific to the condominium units and common areas of the Enders Property (the “Enders Condo Association”), and the Baldwin Park Residential Owners Association, which governs the larger Baldwin Park community development of which the Enders Property is a part. The Enders Entity JV will control the Enders Condo Association.

Our advisor believes that the Enders Property is well located, has acceptable roadway access, is well-maintained and adequately insured, and has been professionally managed. We do not intend to make significant repairs or improvements to the Enders Property over the next few years.

Bridge Real Estate Group, LLC d/b/a Waypoint Management (the “Property Manager”) will be responsible for providing day-to-day property management services to the Enders Property. It will receive a management fee of 3.3675% of monthly gross receipts generated by the Enders Property. If, at the end of each calendar quarter, the last three months’ actual controllable net operating income exceeds budgeted guidelines for such previous three-month period, the Property Manager will receive an additional incentive fee equal to 0.3825% of the monthly gross receipts generated by the Enders Property during such 3-month period. If incentive fee is not payable to the Property Manager, it will be allocated and distributed to the Waypoint Enders Entity and then further distributed to the Enders Member JV Entity as a special management incentive fee allocation. The management agreement has a 1-year term commencing October 2, 2012, and provides for automatic annual extensions unless terminated.

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ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Financing and Guaranty Obligations related to the Enders Property

The acquisition of the Enders Property was funded with $9,188,000 of gross equity from the Enders JV Entity, and a $17.5 million senior mortgage loan made by Jones Lang LaSalle Operations, L.L.C. and subsequently assigned to Freddie Mac (the “Enders Senior Loan”), which Enders Senior Loan is secured by the Enders Property. The Enders Senior Loan has a 10-year term, maturing on November 1, 2022. The effective interest rate on the loan is fixed at 3.97% per annum, with interest-only payments for the first two years and fixed monthly payments of approximately $83,245 based on a 30-year amortization schedule thereafter.

After the expiration of the yield maintenance period on May 1, 2022, a prepayment premium equal to a maximum of 1% of the principal balance would be due if the Enders Senior Loan were prepaid. Beginning August 1, 2022, the Enders Senior Loan can be prepaid without penalty.

In conjunction with the closing of the Enders Senior Loan, BEMT Co-Investor and Robert C. Rohdie (“Rohdie”) guaranteed liabilities of the Enders JV Entity under the Enders Senior Loan, including environmental indemnities, in the instance of certain non-recourse carveout events (each, a “Mortgage Guaranty”). The Enders Member JV Entity agreed to indemnify Rohdie, and Waypoint and Waypoint GP and their employees, agents, representatives, officers and members (other than Rohdie), and any person, other than the Enders Member JV Entity or any affiliate thereof, acquiring a membership interest in the Waypoint Enders Entity, from certain losses arising under Rohdie’s Mortgage Guaranty caused by the Enders Member JV Entity or one of its affiliates, and to share any jointly-caused and no-fault losses with Waypoint and Waypoint GP in accordance with their respective ownership percentages. Additionally, the Company agreed to indemnify the Enders JV Entity against any losses incurred in connection with its execution and delivery of certain indemnity letters to the Seller and HSH Nordbank, AG and to Jones Lang LaSalle Americas, Inc. in connection with the Rule 3-14 audit of the financial statements of the Enders Property.

Affiliate Working Capital Line of Credit

On October 2, 2012, the Company entered into a working capital line of credit provided by BEMT Co-Investor and Bluerock Special Opportunity + Income Fund II, LLC, pursuant to which it may borrow up to $12.5 million (the “BEMT Co-Investor LOC”), pursuant to which it made an initial draw of $4.8 million. The BEMT Co-Investor LOC has a 6-month term. The maturity date is April 2, 2013, and may be prepaid without penalty. It bears interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter bears interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the term. Interest on the BEMT Co-Investor LOC will be paid on a current basis from cash flow distributed to the Company from its real estate assets. The BEMT Co-Investor LOC is secured by a pledge of the Company’s unencumbered real estate assets, including those of its wholly owned subsidiaries. In accordance with the requirements of the Company’s charter, the BEMT Co-Investor LOC was reviewed and approved by a majority of the board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. Furthermore, due to the unique investment opportunity presented by the Enders Property, including the accretive impact of the acquisition, the board of directors expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with entering into the BEMT Co-Investor LOC.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before December 17, 2012, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: October 9, 2012	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

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